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                                                                    CONFIDENTIAL

                                                                   Exhibit(d)(7)

                           CONFIDENTIALITY AGREEMENT

     This Confidentiality Agreement dated February 13, 2001 ("Confidentiality Agreement") is hereby entered into by and between Compaq Computer Corporation ("Compaq"), a Delaware corporation, and Proxicom, Inc. ("Proxicom"), a Delaware corporation. In connection with a possible transaction (any such possible transaction, a "Transaction") involving Compaq and Proxicom (collectively "the parties" and each individually a "party"), each party hereto is prepared to make available to the other party certain information concerning its business, financial condition, operations, assets and liabilities. As a condition to such information being furnished by either party to the other and to the other's directors, officers, employees, agents and advisors (including without limitation attorneys, accountants, consultants and financial advisors) (collectively, "Representatives"), the receiving party agrees to treat any information concerning the disclosing party (whether prepared by the disclosing party, its advisors, or otherwise and irrespective of the form of communication) that is hereunder furnished to the receiving party or to such receiving party's Representatives now or in the future by or on behalf of the disclosing party (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this Confidentiality Agreement.

     A disclosing party's "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, extracts, studies, interpretations or other documents prepared by the receiving party or the receiving party's Representatives that contain, reflect or are based upon, in whole or in part, the Evaluation Material of the disclosing party furnished to the receiving party or the receiving party's Representatives pursuant hereto. A disclosing party's "Evaluation Material" does not include information that (a) is or becomes generally available to the public other than as a result of a prohibited disclosure by the receiving party or the receiving party's Representatives, or
(b) was within the receiving party's or the receiving party's Representatives' possession prior to its being furnished to the receiving party or the receiving party's Representatives by or on behalf of the disclosing party pursuant hereto, provided that the source of such information was not known by the receiving party or the receiving party's Representatives to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the disclosing party with respect to such information, or
(c) becomes available to the receiving party or the receiving party's Representatives on a non-confidential basis from a source other than the disclosing party or the disclosing party's Representatives, provided that such source is not known by the receiving party or the receiving party's Representatives to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to, the disclosing party with respect to such information, or (d) is developed by the receiving party independently of and without reference to the Evaluation Material of the disclosing party.

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                                                                    CONFIDENTIAL

     Each receiving party hereby agrees that the disclosing party's Evaluation Material will be used solely for the purpose of evaluating a Transaction and not in any way to the detriment of the disclosing party, that such Evaluation Material will be kept confidential by the receiving party and the receiving party's Representatives for one year from the date hereof, and that the receiving party and the receiving party's Representatives will not disclose any of such Evaluation Material during such period in any manner whatsoever; provided, however, that (a) any of such Evaluation Material may be disclosed to the receiving party's Representatives who need to know such Evaluation Material for the purpose of evaluating a Transaction (it being understood that such Representatives shall be informed by the receiving party of the confidential nature of such Evaluation Material and shall be directed by the receiving party to treat such Evaluation Material confidentially), and (b) any disclosure of such Evaluation Material may be made to which such disclosing party previously consents in writing. Each party agrees, at its sole expense, to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material of the other party. In any event, each party shall be responsible for any breach of the terms of this Confidentiality Agreement by its Representatives.

     In addition, each party agrees that, with the prior written consent of the other, it will not, and it will direct its Representatives not to, disclose to any person the fact that the Evaluation Material of the other party has been made available to it, that discussions, negotiations or communications may be or are taking place concerning a Transaction, or any of the terms, conditions or other facts with respect to a Transaction, including the status thereof, unless in the opinion of its counsel (including inhouse counsel) disclosure is required to be made under any applicable law or regulation, to or by any authorized administrative or governmental agency or pursuant to applicable requirements of any listing agreement with or the rules of any securities exchange or similar regulatory body, provided that if either party proposes to make any disclosure based upon the opinion of its counsel it will advise and consult with the other party prior to such disclosure concerning the information it proposes to disclose. The term "person" as used in this Confidentiality Agreement will be interpreted broadly to include, without limitation, any individual, corporation, partnership, or other entity.

     In the event that either party or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Evaluation Material of the other party supplied to it or its Representatives in the course of its dealings with the disclosing party or its Representatives, the receiving party will provide the disclosing party with prompt notice of each such request or requirement so that the disclosing party may seek an appropriate protective order and/or waive compliance by the receiving party with the provisions of this Confidentiality Agreement. In the absence of such a protective order or waiver, the receiving party or its Representatives are permitted to disclose that portion (and only that portion) of the disclosing party's Evaluation Material that the receiving party or its Representatives is legally compelled to disclose. In any such event, each party will use its reasonable efforts to ensure that all Evaluation Material of the other party that is so disclosed will be accorded confidential treatment.

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                                                                    CONFIDENTIAL

     Each party hereby acknowledges that it is aware (and that its Representatives who are apprised of the matters that are the subject of this Confidentiality Agreement have been, or will be, advised by it) that the United States securities laws prohibit any person who has received from an issuer material non-public information concerning the matters that are the subject of this Confidentiality Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     If either party decides that it does not wish to proceed with a Transaction with the other party, it will promptly inform the other party of that decision in writing. In that case, or at any time upon the written request of either party for any reason, each party will promptly deliver to the other all Evaluation Material of the other (and all copies thereof) furnished thereto or to any of such party's Representatives by or on behalf of the disclosing party pursuant hereto. In the event of such a decision or request, all other Evaluation Material of the disclosing party prepared by the receiving party or any of the receiving party's Representatives shall be destroyed (with such destruction certified in writing by the receiving party to the best of its knowledge after due inquiry) and no copy thereof shall be retained. Notwithstanding the return or destruction of a disclosing party's Evaluation Material, the receiving party and its Representatives will continue to be bound by the receiving party's obligations of confidentiality and other obligations hereunder.

     Each party understands and acknowledges that none of the other party, its representatives (including, without limitation, the other party's financial advisor or any of the other party's directors, officers, employees, advisors or agents) or its securityholders, herein make any representation or warranty, express or implied, as to the accuracy or completeness of its Evaluation Material. Each party agrees that none of the other party, its representatives (including, without limitation, the other party's financial advisor or any of the other party's directors, officers, employees, advisors or agents) or its securityholders, herein shall have any liability to it or to any of its Representatives relating to or resulting from the use of the disclosing party's Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties or other provisions that are contained in a final definitive agreement regarding any Transaction (a "Definitive Agreement"), when, as, and if executed and delivered, and subject to such limitations, restrictions and terms as may be specified therein, will have any legal effect.

     Each party agrees that, for a period of one year from the date hereof, neither it nor any of its wholly owned subsidiaries will solicit for employment, directly or indirectly, any member of the other party's senior management (defined to include any employee holding the position of Vice President or any greater position within either party's organization) with whom it first had contact, or who was specifically identified to it, during the period of its evaluation of the Transaction; provided, however, that this paragraph will not prevent either party from employing any person who contacts such party on his or her own initiative without any direct or indirect solicitation by or encouragement from such party. For purposes of this paragraph, "solicit for

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                                                                    CONFIDENTIAL

employment" shall not be deemed to include any general solicitations of employment by one party not specifically directed towards employees of the other party. To the extent that there has been any prohibited contact by either party with the senior management of the other party before the date of this Confidentiality Agreement, it is agreed that such contact will not constitute a breach of this paragraph. To the extent that there is any prohibited contact by either party with the senior management of the other party on or after the date of this Confidentiality Agreement, it is agreed that such contact will not constitute a breach of this paragraph, provided that such contact is made without the knowledge of this paragraph. Upon being advised of any such prohibited contact(s) occurring before or after the date of this Confidentiality Agreement, the notified party will investigate and, if confirmed, take appropriate steps to terminate any such solicitation(s).

     No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     Each party understands and agrees that no agreement providing for a Transaction shall be deemed to exist between it and the other party, unless and until a Definitive Agreement has been fully executed and delivered, and each party hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with a Transaction unless and until it and the other party shall have entered into a Definitive Agreement. Each party also agrees that unless and until a Definitive Agreement regarding a Transaction has been fully executed and delivered, neither it nor the other party will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this Confidentiality Agreement or any other written or oral expression with respect to such Transaction, except, in the case of this Confidentiality Agreement, for the matters specifically and expressly agreed to herein. Each party reserves the right, in its sole discretion, to reject any and all proposals made by the other party or any of the other party's Representatives with regard to a Transaction, and to terminate discussions, negotiations or communications with the other party at any time. Neither this paragraph nor any other provision in this Confidentiality Agreement shall be waived or amended except by written consent of both parties, which consent shall specifically refer to this paragraph (or such provision) and explicitly make such waiver or amendment.

     It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Confidentiality Agreement by either party or any of either party's Representatives and that both parties shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach by the other. Such remedies shall not be deemed to be the exclusive remedies for a breach by any party of this Confidentiality Agreement but shall be in addition to all other remedies available at law or in equity to the other party.

     To the extent that any Evaluation Material may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege

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                                                                    CONFIDENTIAL

concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their respective desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Evaluation Material that is entitled to protection under the attorney-client privilege, work product doctrine and other applicable privilege shall remain entitled to such protection under these privileges, this Confidentiality Agreement, and under the joint defense doctrine.

     This Confidentiality Agreement may be executed in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. This Confidentiality Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law principles thereof, and shall be binding on the parties and their respective successors and permitted assigns. Neither party may assign this Confidentiality Agreement without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Confidentiality Agreement to be executed by their respective officers hereunto duly authorized as of the date first written above.

COMPAQ COMPUTER CORPORATION            PROXICOM, INC.

By: /s/ Jay Connor                     By: /s/ Kenneth J. Tarpey
   ------------------------------         ------------------------------------
Name: Jay Connor                       Name: Kenneth J. Tarpey
Title: VP Operations & Finance         Title: EVP & CFO


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